Exhibit 23(b)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related prospectus pertaining to the Sudbury, Inc. 1995 Stock Option Plan and to the incorporation by reference therein of our reports dated July 17, 1995, with respect to the consolidated financial statements of Sudbury, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1995, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP



Cleveland, Ohio


November 3, 1995




A:\CONSENT.WPD